Exhibit 99.1

For Immediate Release

January 3, 2017

Southwest Gas Completes Holding Company Reorganization

LAS VEGAS – Southwest Gas Holdings, Inc. (NYSE: SWX) (“SWG Holdings”) and Southwest Gas Corporation (“Southwest”) today announced that, effective January 1, 2017, they completed the previously announced reorganization of Southwest into a holding company structure. SWG Holdings is now the parent holding company of Southwest, Centuri Construction Group, and their respective subsidiaries. SWG Holdings trades on the New York Stock Exchange under the same ticker symbol (SWX), and will have the same CUSIP previously used by Southwest, CUSIP #844895102.

Southwest shareholders automatically became shareholders of SWG Holdings, on a one-for-one basis, with the same number of shares and same ownership percentage as they held immediately prior to the reorganization.

The reorganization is designed to provide further separation between Southwest’s regulated and unregulated businesses, and to offer additional financing flexibility. No material operational or financial impacts are expected.

Additional information can be found in SWG Holdings’ Form 8-K, which will be filed today with the Securities Exchange Commission, or by visiting www.swgasholdings.com.

Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding SWG Holdings’ and

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Southwest’s expectations, hopes or intentions regarding the future. These forward looking statements can often be identified by the use of words such as “will”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “should”, “may” and “assume”, as well as variations of such words and similar expressions referring to the future, and may include (without limitation) statements regarding the timing of the reorganization, the flexibility provided by the reorganization and the lack of any material operational or financial impact from the reorganization. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. Factors that could cause actual results to differ include (without limitation) the future impact of regulatory requirements on holding company structure, stock market and stock analyst reaction to the reorganization, and impact to SWG Holdings’ and Southwest’s credit ratings, if any, among other factors. Other factors that may impact an investment in SWG Holdings or Southwest are discussed under the heading “Risk Factors” in Southwest’s Annual Report on Form 10-K, and in SWG Holdings’ and Southwest’s other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this document are made as of the date hereof, based on information available to SWG Holdings and Southwest as of the date hereof, and SWG Holdings and Southwest assume no obligation to update any forward-looking statement.

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For Shareholders information, contact:	For media information, contact:
Ken Kenny	Sonya Headen
(702) 876-7237	(702) 364-3411
ken.kenny@swgas.com	sonya.headen@swgas.com